Exhibit (s)
POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officer or Director of Equitable Financial Life Insurance Company of America (the “Company”), an Arizona stock life insurance company, hereby constitutes and appoints José Ramón González, Kurt Meyers, Ralph A. Petruzzo, Nicholas Huth, Alfred Ayensu-Ghartey  and Robert Negron, each of them (with full power to each of them to act alone), his or her true and lawful attorney-in-fact and agent for him or her and on his or her behalf and in his or her name, place and stead, to execute and file any and all reports (and amendments thereto) by the Company under the Securities Exchange Act of 1934 (including but not limited to any report on Forms 10-K, 10-Q or 8-K) and any and all registration statements (and amendments thereto) by the Company or its separate accounts relating to annuity contracts and life insurance policies under the Securities Act of 1933 and/or the Investment Company Act of 1940, including but not limited to the “Registration Statements,” as defined below, with all exhibits and all instruments necessary or appropriate in connection therewith, each of said attorneys-in-fact and agents being empowered to act with or without the others, and to have full power and authority to do or cause to be done in the name and on behalf of the undersigned each and every act and thing requisite and necessary or appropriate with respect thereto to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may do or cause to be done by virtue hereof.

The “Registration Statements” covered by the Power of Attorney are defined to include the registration statements listed below:

Variable Account AA (811-23817)

333-266576
333-266909
333-275041
333-275042
333-275043
333-275044
333-275046
333-275050
333-275049

Form N-4 registration statements to be filed as necessary.

Equitable America Variable Account A (811-05166)

033-14362
033-20453
033-20696
333-59717
333-72632
333-91776
333-92066

Form N-4 registration statements to be filed as necessary.

Equitable America Variable Account 70A (811-23609)

333-248907
333-265026
333-265028
333-265030
333-272919
333-275037
333-275038
333-275040
333-275033
333-275034
333-275035
333-275036
333-275039

Form N-4 registration statements to be filed as necessary.

Equitable America Variable Account K (811-22886)

333-191149
333-191150
333-207014
333-229237
333-229238
333-256256
333-271991

Form N-6 registration statements to be filed as necessary.

Equitable America Variable Account L (811-04234)

002-95990

033-82570

333-56969
333-64417
333-72578
333-72596
333-104162
333-134304

Form N-6 registration statements to be filed as necessary.

Equitable America Variable Account S (811-05100)
033-13183

Form N-6 registration statements to be filed as necessary.

Equitable Financial Life Insurance Company of America

333-210276
333-223704
333-229747
333-236437
333-251416
333-263529
333-263742
333-265009
333-265027
333-265029
333-267329
333-275021
333-275022
333-275023
333-275025
333-275026
333-275497
333-277086
333-277088
333-277092
333-277096
333-277097
333-277099
333-277100
333-277710

Form S-1 or S-3 registration statements to be filed, as necessary, for Market Value Adjustment interests under MONY Variable Annuity and MONY Custom Master contracts issued by Equitable Life Insurance Company of America.

Form S-1 or S-3 registration statements to be filed, as necessary, for index-linked investment options to be offered in connection with certain flexible annuity contracts.  This includes, but is not limited to, the Structured Investment Option, Structured Capital Strategies PLUS® 21 and Structured Capital Strategies® Income.

Form S-1 or S-3 registration statements to be filed, as necessary, for index-linked investment options to be offered with certain flexible premium variable life insurance policies.  This includes but is not limited to each Market Stabilizer Option®.

Form S-1, S-3, N-4 or N-6 registration statements to be filed as necessary, including but not limited to any registration statements filed to continue the offering of, and/or register more securities for, any securities offered by the registration statements identified above.

This instrument may be executed in one or more counterparts.

The undersigned has hereunto set his or her hand on the date(s) below.

Date	Signature	Title
3/14/2024	/s/ Daniel G. Kaye Daniel G. Kaye	Director
3/14/2024	/s/ Francis Hondal Francis Hondal	Director
3/13/2024	/s/ Arlene Isaacs-Lowe Arlene Isaacs-Lowe	Director
3/14/2024	/s/ Joan Lamm-Tennant Joan Lamm-Tennant	Director
3/14/2024	/s/ Craig MacKay Craig MacKay	Director
3/13/2024	/s/ Mark Pearson Mark Pearson	Chief Executive Officer and Director
3/14/2024	/s/ Bertram Scott Bertram Scott	Director

3/13/2024	/s/ George Stansfield George Stansfield	Director
3/22/2024	/s/ Charles G.T. Stonehill Charles G.T. Stonehill	Director
3/18/2024	/s/ Robin Raju Robin Raju	Chief Financial Officer
3/19/2024	/s/ William Eckert William Eckert	Chief Accounting Officer